SCHEDULE 14A

(Rule 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934 (Amendment No. )

Filed by the Registrant [ X ]
Filed by a Party other than the Registrant [   ]

Check the appropriate box:

[ ]	Preliminary Proxy Statement
[ ]	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
[ ]	Definitive Proxy Statement
[X]	Definitive Additional Materials
[ ]	Soliciting Material Pursuant to Sec. 240.14a-12

Delaware Pooled® Trust
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[X]	No fee required.

[ ]	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

	1.	Title of each class of securities to which transaction applies:

	2.	Aggregate number of securities to which transaction applies:

	3.	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

	4.	Proposed maximum aggregate value of transaction:

	5.	Total fee paid:

[ ]	Fee paid previously with preliminary proxy materials.

[ ]	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

	1)	Amount Previously Paid:

	2)	Form, Schedule or Registration Statement No.:

	3)	Filing Party:

	4)	Date Filed:

Subject line: Proxy Vote for Delaware Investments® Family of Funds

Hello all,

In connection with the pending sale of Delaware Investments to Macquarie Group, there is a proxy campaign currently underway. If you are a Delaware Investments employee and have investments in Delaware Investments funds or you participate in the DMHI retirement plan, you should have received a proxy statement and one or more ballots in the mail. This is a very significant proxy campaign, and we encourage you and all shareholders to vote as soon as possible. At a high level, shareholders are being asked to:

  approve a new advisory agreement between each fund and Delaware Management Company ("DMC"), the current investment manager to each fund. This applies to all funds.
  elect their current Board of Trustees. This applies to open-end funds only.
  approve a new sub-advisory agreement between DMC and Mondrian Investment Partners Limited. This applies to The International Equity Portfolio, a series of Delaware Pooled® Trust.

We urge you to review the proxy materials and vote your shares.

Thanks.

Pat